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EXHIBIT 12.1 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                  Fiscal Year Ended           Six Months  Six Months
                                            April 1, 2000 July 1, 2000    ----------------------------------     Ended      Ended
                                March 31,    to June 30,  to March 31,    March 31,   March 31,    March 31,   September   September
                                  2000          2000         2001           2002        2003         2004       30, 2003   30, 2004
                                  ----          ----         ----           ----        ----         ----       --------   --------
                                                (Pre-       (Post-
                                            Going Private Going Private
                                             Transaction) Transaction)
Consolidated pretax loss
  from continuing operations   $ (22,398)    $  (6,088)    $ (37,683)    $ (48,168)  $  (2,819)  $ (34,979)   $ (17,341)  $ (18,573)

Interest expense                  66,785        16,540        52,334        72,037      55,728      79,677       39,533      40,787

Net amortization of debt
   discount and premium and
   issuance expense                  541           145           127           999       2,439       2,414        1,207       1,207

Interest portion of rental
   expense                        73,729        18,919        56,286        76,922      77,111      77,308       38,374      38,539
                               ---------     ---------     ---------     ---------   ---------   ---------    ---------   ---------

     Earnings                  $ 118,657     $  29,516     $  71,064     $ 101,790   $ 132,459   $ 124,420    $  61,773   $  61,960
                               =========     =========     =========     =========   =========   =========    =========   =========


Interest expense               $  66,785     $  16,540     $  52,334     $  72,037   $  55,728   $  79,677    $  39,533   $  40,787

Net amortization of debt
   discount and premium
   and issuance expense              541           145           127           999       2,439       2,414        1,207       1,207

Interest portion of rental
   expense                        73,729        18,919        56,286        76,922      77,111      77,308       38,374      38,539
                               ---------     ---------     ---------     ---------   ---------   ---------    ---------   ---------

     Fixed Charges             $ 141,055     $  35,604     $ 108,747     $ 149,958   $ 135,278   $ 159,399    $  79,114   $  80,533
                               =========     =========     =========     =========   =========   =========    =========   =========

     Ratio of Earnings to
        Fixed Charges                 --            --            --            --          --          --           --          --
                               ---------     ---------     ---------     ---------   ---------   ---------    ---------   ---------

     Coverage Deficiency       $  22,398     $   6,088     $  37,683     $  48,168   $   2,819   $  34,979    $  17,341   $  18,573
                               =========     =========     =========     =========   =========   =========    =========   =========

      PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                             Fiscal        Six Months
                                           Year Ended         Ended
                                            March 31,       September
                                              2004          30, 2004
                                              ----          --------
Pro forma Consolidated pretax loss
  from continuing operations               $ (10,869)      $  (3,860)

Pro forma Interest Expense                    55,807          27,923

Net amortization of debt discount and
   premium and issuance expense
                                               2,174           1,111

Interest portion of rental expense            77,308          38,539
                                           ---------       ---------

     Pro forma Earnings                    $ 124,420       $  63,713
                                           =========       =========


Pro forma Interest Expense                 $  55,807       $  27,923

Net amortization of debt discount and
   premium and issuance expense
                                               2,174           1,111

Interest portion of rental expense            77,308          38,539
                                           ---------       ---------

     Pro forma Fixed Charges               $ 135,289       $  67,573
                                           =========       =========

     Pro forma Ratio of Earnings
     to Fixed Charges                             --              --
                                           ---------       ---------

     Coverage Deficiency                   $  10,869       $   3,860
                                           =========       =========


Note: Earnings are not adequate to cover fixed charges.